AMENDED AND RESTATED CIENA CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
The Board of Directors of Ciena Corporation (the “Company”) has adopted this Amended and Restated 2003 Employee Stock Purchase Plan (the “Plan”) to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is for the benefit of the employees of the Company and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:
1.    SHARES SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 24 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 13,235,200 shares. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.
2.    ADMINISTRATION
The Plan shall be administered under the direction of the Compensation Committee of the Board (the “Committee”). The Committee shall have the power to make, amend and repeal rules and regulations for the interpretation and administration of the Plan, which shall include the power to designate Affiliates to participate in the Plan. In particular, the Committee may adopt rules or procedures, including sub-plans, relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside the United States. Without limiting the generality of the foregoing, the Committee is authorized to determine, among other items, eligibility requirements, earnings definitions, how payroll deductions are taken, whether payroll deductions are held in a financial institution or trust account, payment of interest on payroll deductions, procedures for conversion of local currency, beneficiary designation requirements, restrictions on shares of Common Stock and tax withholding and reporting requirements.
3.    INTERPRETATION
The Plan includes two components: a component that is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) (the “423 Component”) and a component that is not intended to qualify under Section 423 of the Code (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. In addition, this Plan authorizes the grant of options under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted, and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Neither the Board, the Committee, any other committee appointed by the Board, nor any of their agents or designees shall be liable for any act, failure to act, or determination made in good faith with respect to the Plan.
To the extent any provision in the Plan is deemed to be in violation of local laws or regulations, the provision shall be deemed to be modified in a manner that complies with applicable law, provided that such modification is in conformance with the requirements of Section 423 of the Code with respect to the 423 Component. Notwithstanding the foregoing, the Plan shall continue to be governed by U.S. law as provided in Section 25 herein and all interpretations and determinations made by the Committee under the Plan will be made subject to U.S. law.
4.    ELIGIBLE EMPLOYEES
Any employee of the Company and its participating Affiliates as determined by the Committee may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of an Offering Period (as defined in Section 8 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is not more than 20 hours per week; (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company; and (e) employees who are citizens or residents of a non-U.S. jurisdiction where the grant of an option under the Plan to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of that jurisdiction, or where compliance with the laws of the foreign jurisdiction would cause the Plan to violate Code Section 423 requirements if such option is granted under the 423 Component.
The term “participating Affiliate” means any company or other trade or business that is a parent or subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder) designated by the Committee as being eligible to participate in the Plan under the 423 Component or Non-423 Component. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate. The Committee may at any time in its sole discretion, if it deems it advisable to do so, restrict the participation of highly compensated employees or other employees consistent with Section 423 of the Code.
5.    PARTICIPATION IN THE PLAN
An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Benefits Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the next Offering Period. Enrollment in this Plan is limited to one Offering Period at a time.
6.    PAYROLL DEDUCTIONS
At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The Committee shall have discretion to establish limitations on the amount of any such deductions. As determined by the Committee, such deductions may be either as a percentage or as a maximum dollar amount, but in either case such deductions shall not exceed ten percent (10%) of such employee’s base salary allocable to the Offering Period. The deductions will be credited to the participating employee’s account under the Plan. An employee may not during any Offering Period change his or her amount or percentage of payroll deduction for that Offering nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 18 below.
7.    RECORD OF PAYROLL DEDUCTIONS
The Company and participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company will not credit interest on the balance of the employees’ accounts during the Offering Period.
8.    OFFERING AND PURCHASE PERIODS
An Offering Period is the period determined by the Committee during which payroll deductions are accumulated for the purpose of purchasing Common Stock under the Plan, provided such Offering Period shall in no event exceed twenty-four months (24 months). A Purchase Period is the period designated by the Committee and ending on the last trading day on which purchases of Common Stock are made under the Plan.
9.    RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE
Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the “Purchase Price”) shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the trading day immediately preceding the first day of the Offering Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above, or the par value of the Common Stock. For purposes of the Plan, “fair market value” means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the exchange designated by the Board if there is more than one such exchange or market) on the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.
10.    TIMING OF PURCHASE; PURCHASE LIMITATION
Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 16 through 18 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period

(except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 24 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one Purchase Period and in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the last trading date preceding the Offering Period as to shares purchased during such period. Notwithstanding any other provision of the Plan, the Committee may specify a maximum number of shares of Common Stock that may be purchased by any participating employee for such Offering Period and/or a maximum aggregate number of shares of Common Stock that may be purchased by all participating employees for such Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 23 below.
11.    REGISTRATION; ISSUANCE OF STOCK CERTIFICATES
As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Committee. Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate or required by any applicable law, rule or regulation, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan and after the expiration of the qualifying holding period, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee’s own name and have the stock certificate delivered to the employee. The Committee shall have the right to require that participating employees abstain from selling or otherwise transferring shares of Common Stock purchased pursuant to the Plan for a period lasting up to two years from the date the shares were purchased pursuant to the Plan.
12.    WITHHOLDING OF TAXES
To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts, by any method permissible under applicable law, needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.
13.    ACCOUNT STATEMENTS
The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, but no more frequently than every six months, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Purchase Period.
14.    PARTICIPATION ADJUSTMENT
If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above (or, as determined by the Committee, pursuant to any limitation on the aggregate number of shares purchasable in any Purchase Period) is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

15.	CHANGES IN ELECTIONS TO PURCHASE

	(a)	A participating employee may, at any time prior to the fifth business day before the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

		(i)	The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee’s account; or

		(ii)	Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

	(b)	Any participating employee may decrease his or her payroll deduction or periodic cash payments, to take effect as soon as administratively practicable by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

	(c)	Any participating employee may increase his or her payroll deduction or periodic cash payments, to take effect on the first day of the next following Offering Period by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.
16.    TERMINATION OF EMPLOYMENT
In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate or is terminated by the Company or a participating Affiliate, or in the event of the death of a participating employee, in each case prior to the last day of the Purchase Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.
17.    LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY
Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.
If such employee returns to active service prior to the last day of the Purchase Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Purchase Period, elect one of the following alternatives:

(a)	The employee’s option to purchase shall be reduced to the number of shares that can be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(b)	Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.
A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a) or (b) of this Section 17. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 17(b) above.
If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.
18.    TERMINATION OF PARTICIPATION
A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 23 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.
19.    ASSIGNMENT
No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.
20.    APPLICATION OF FUNDS
All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees’ accounts will not be segregated.
21.    NO RIGHT TO CONTINUED EMPLOYMENT
Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee’s employment at any time.
22.    AMENDMENT OF PLAN
The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price). An amendment to the Plan shall be contingent on approval of the stockholders of the Company only to the extent required by applicable law, regulations or rules or as provided by the Board.
23.    EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN
The Plan, as amended and restated, shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the amendment and restatement of the Plan shall be rejected, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees to the extent based upon the amendment and restatement of the Plan. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the April     , 2021 approval of the amendment and restatement of the Plan by the Company’s stockholders or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.
24.    EFFECT OF CHANGES IN CAPITALIZATION
(a)    Changes in Stock
If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

(b)    Reorganization in Which the Company Is the Surviving Corporation
Subject to Subsection (c) of this Section 24, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.
(c)    Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock
Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.
(d)    Adjustments
Adjustments under this Section 24 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.
(e)    No Limitations on Company
The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
25.    GOVERNMENTAL LAW AND REGULATION
The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.
The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.
26.    SECTION 409A
The 423 Component is exempt from the application of Section 409A of the Code. The Non-423 Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.
27.    STOCKHOLDER RIGHTS
Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.
28.    RULE 16B-3
Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.
29.    PAYMENT OF PLAN EXPENSES
The Company will bear all costs of administering and carrying out the Plan; provided, however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 11.
***

This Plan was duly adopted and approved by the Board of Directors on January 24, 2003 and amended by action of the Board or a committee thereof on December 8, 2004, March 3, 2005, May 30, 2006, and September 10, 2010. This Plan, as amended, was approved by action of the stockholders on March 12, 2003, and March 16, 2005. This Plan was further amended and restated by action of the Board on January 20, 2012, and, this Plan, as amended, was approved by action of the stockholders on March 21, 2012. This Plan was further amended and restated by action of the Board on May 24, 2017. This Plan was further amended and restated by action of the Board on January 29, 2021, and as amended and restated was approved by action of the stockholders on April 1, 2021.

/s/ David M. Rothenstein
Secretary of the Company